EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Third-Quarter 2023 Results

London, November 1, 2023 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the quarter ended September 30, 2023 and raised full-year 2023 revenue and adjusted diluted earnings per share guidance.
Financial Summary and Highlights1
•Third-quarter revenue of $286.1 million increased 13.3% on a reported basis and increased 12.1% on a constant-currency basis, as compared to the prior-year period
•Third-quarter U.S. GAAP diluted loss per share was $0.14 and adjusted diluted earnings per share was $0.73
•Received U.S. FDA 510(k) clearance and CE Mark for its EssenzTM In-Line Blood Monitor
“LivaNova delivered double-digit revenue growth across all regions, improved profitability and achieved important clearances for the Essenz In-Line Blood Monitor in the third quarter,” said Bill Kozy, Interim Chief Executive Officer and Board Chair of LivaNova. "Our performance reflects strong execution throughout the organization as demonstrated in all three Business Units. We look forward to building on these results with a firm focus on patients and performance in the fourth quarter and in 2024."

1 Constant-currency percent change, adjusted operating income, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. For an explanation of these and other non-GAAP measures used in this release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this press release.

Third-Quarter 2023 Results
The following table summarizes revenue for the third quarter of 2023 by segment (in millions):

	Three Months Ended September 30,		% Change	Constant-Currency % Change[2]
	2023	2022
Cardiopulmonary	$144.8	$121.0	19.7%	18.1%
Neuromodulation	128.9	121.8	5.8%	5.2%
Advanced Circulatory Support	11.0	8.6	26.8%	26.6%
Other	1.5	1.2	23.7%	14.4%
Total Net Revenue	$286.1	$252.6	13.3%	12.1%
•Numbers may not add precisely due to rounding.

Cardiopulmonary revenue increased 19.7% on a reported basis and increased 18.1%2 on a constant-currency basis versus the third quarter of 2022 with growth across all regions, driven by increased heart-lung machine placements, including EssenzTM Perfusion System installations in the U.S. and Europe, and strong oxygenator demand.
Neuromodulation revenue increased 5.8% on a reported basis and increased 5.2%2 on a constant-currency basis versus the third quarter of 2022 with growth in the U.S. and Europe regions.
Advanced Circulatory Support (ACS) revenue increased 26.8% on a reported basis and increased 26.6%2 on a constant-currency basis versus the third quarter of 2022, driven by an increase in case volumes.
Earnings Analysis
On a U.S. GAAP basis, third-quarter 2023 operating income was $4.5 million, as compared to an operating loss of $132.0 million for the third quarter of 2022. Adjusted operating income for the third quarter of 2023 was $45.0 million, as compared to adjusted operating income of $36.6 million for the third quarter of 2022.
On a U.S. GAAP basis, third-quarter 2023 diluted loss per share was $0.14, as compared to diluted loss per share of $2.01 in the third quarter of 2022. Third-quarter 2023 adjusted diluted earnings per share was $0.73, as compared to adjusted diluted earnings per share of $0.58 in the third quarter of 2022.

2 Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, see the section entitled "Use of Non-GAAP Financial Measures."

Full-Year 2023 Guidance
LivaNova now expects revenue for full-year 2023 to grow between 9% and 11% on a constant-currency basis. Foreign currency is expected to be a 1% tailwind based on current rates.
Adjusted diluted earnings per share for 2023 is now expected to be in the range of $2.60 to $2.80, assuming a fully diluted share count of 54 million for full-year 2023. The Company now estimates that adjusted free cash flow will be in the range of $85 to $95 million.
As discussed further below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 12 p.m. London time (8 a.m. Eastern Time) on Wednesday, November 1, 2023 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 951660. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operating performance measures as prescribed by GAAP.
Unless otherwise noted, all revenue growth rates in this release reflect comparable, constant-currency percent change. Management believes that referring to comparable, constant-currency percent change is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net revenue, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net revenue, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expense, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this Quarterly Report on Form 10-Q, and include, but are not limited to, the following risks and uncertainties: volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, the evolving instability in the Middle East, inflation, foreign exchange fluctuations, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions; cyber-attacks or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws;

losses or costs from pending or future lawsuits and governmental investigations, including in the case of the Company’s 3T Heater-Cooler and SNIA litigations; risks related to reductions, interruptions or increasing costs related to the supply of raw materials and components and the distribution of finished products, including as a result of inflation, war and extreme weather; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure to obtain approvals or reimbursement in relation to the Company’s products; failure to establish, expand or maintain market acceptance of the Company’s products for the treatment of the Company’s approved indications; failure to develop and commercialize new products and the rate and degree of market acceptance of such products; unfavorable results from clinical studies or failure to meet milestones; failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of the Company’s products; risks relating to recalls, enforcement actions or product liability claims; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; failure to comply with anti-bribery laws; risks relating to recalls, enforcement actions or product liability claims; risks associated with environmental laws and regulations as well as environmental liabilities, violations, protest voting and litigation; product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; failure to retain key personnel, prevent labor shortages, or manage labor costs; the failure of the Company’s R&D efforts to keep up with the rapid pace of technological development in the medical device industry; the impact of climate change and the risk of environmental, social and governance pressures from internal and external stakeholders; the risk of quality concerns and the impacts thereof; failure to protect the Company’s proprietary intellectual property; the potential loss of funds resulting from recent and potential future bank failures; failure of new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets and goodwill; risks relating to the Company’s indebtedness including under the exchangeable senior notes, the Company’s revolving credit facility and the Company’s 2022 Term Facilities, as defined herein; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; changes in tax laws and regulations, including exposure to additional income tax liabilities; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and

other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Essenz is a trademark of LivaNova USA, Inc.

Briana Gotlin
Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Three Months Ended September 30,
	2023	2022	% Change	Constant-Currency % Change (1)
Cardiopulmonary
US	$48.5	$38.5	26.2%	26.2%
Europe (2)	35.2	28.8	22.4%	13.2%
Rest of World	61.1	53.7	13.7%	14.9%
Total	144.8	121.0	19.7%	18.1%
Neuromodulation
US	102.5	96.5	6.2%	6.2%
Europe (2)	12.7	11.1	13.8%	6.7%
Rest of World	13.7	14.2	(3.2)%	(2.7)%
Total	128.9	121.8	5.8%	5.2%
Advanced Circulatory Support
US	10.6	8.4	25.3%	25.3%
Europe (2)	0.3	0.1	NM	NM
Rest of World	0.1	0.1	NM	NM
Total	11.0	8.6	26.8%	26.6%
Other Revenue (3)	1.5	1.2	23.7%	14.4%
Totals
US	161.6	143.4	12.7%	12.7%
Europe (2)	48.1	40.0	20.3%	11.7%
Rest of World	76.4	69.2	10.4%	11.3%
Total	$286.1	$252.6	13.3%	12.1%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes rental income not allocated to segments.
NM	Indicates that variance as a percentage is not meaningful.
•	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2023	2022	% Change	Constant-Currency % Change (1)
Cardiopulmonary
US	$131.4	$114.4	14.8%	14.8%
Europe (2)	110.6	94.0	17.7%	16.1%
Rest of World	185.5	155.4	19.3%	23.5%
Total	427.5	363.9	17.5%	18.9%
Neuromodulation
US	301.0	275.1	9.4%	9.4%
Europe (2)	41.1	37.3	10.1%	10.5%
Rest of World	40.7	37.4	8.7%	12.3%
Total	382.8	349.9	9.4%	9.8%
Advanced Circulatory Support
US	29.4	28.2	4.4%	4.4%
Europe (2)	0.5	1.2	NM	NM
Rest of World	0.3	0.3	NM	NM
Total	30.2	29.7	1.8%	1.8%
Other Revenue (3)	2.9	3.5	(17.8)%	(20.3)%
Totals
US	461.8	417.8	10.5%	10.5%
Europe (2)	152.2	132.5	14.9%	13.8%
Rest of World	229.4	196.7	16.6%	20.6%
Total	$843.4	$746.9	12.9%	13.8%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes rental income not allocated to segments.
NM	Indicates that variance as a percentage is not meaningful.
•	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2023	2022	% Change
Net revenue	$286.1	$252.6
Cost of sales	84.3	81.7
Gross profit	201.8	170.9	18.1%
Operating expenses:
Selling, general and administrative	134.8	114.6
Research and development	46.5	35.7
Impairment of goodwill	—	129.4
Other operating expense	16.0	23.1
Operating income (loss)	4.5	(132.0)	(103.4)%
Interest expense	(15.0)	(12.7)
Foreign exchange and other income/(expense)	8.6	38.5
Loss before tax	(2.0)	(106.1)	(98.1)%
Income tax expense	5.3	1.3
Net loss	($7.3)	($107.3)	(93.2)%

Basic loss per share	($0.14)	($2.01)
Diluted loss per share	($0.14)	($2.01)

Weighted average common shares outstanding:
Basic	54.0	53.5
Diluted	54.0	53.5

• Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Adjusted (1) Three Months Ended September 30,
	2023	2022	% Change
Adjusted SG&A	$114.7	$98.5	16.5%
Adjusted R&D	42.0	41.5	1.2%
Adjusted operating income	45.0	36.6	22.7%
Adjusted net income	39.5	31.0	27.2%
Adjusted diluted earnings per share	$0.73	$0.58	26.1%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2023	2022	2023	2022
Gross profit	70.5%	67.7%	70.5%	69.9%
SG&A	47.1%	45.4%	40.1%	39.0%
R&D	16.3%	14.1%	14.7%	16.4%
Operating income (loss)	1.6%	(52.2)%	15.7%	14.5%
Net (loss) income	(2.6)%	(42.5)%	13.8%	12.3%
Income tax rate	(268.4)%	(1.2)%	10.4%	8.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2023	2022	% Change
Net revenue	$843.4	$746.9
Cost of sales	262.3	223.2
Gross profit	581.1	523.7	11.0%
Operating expenses:
Selling, general and administrative	384.8	349.6
Research and development	147.7	110.9
Impairment of goodwill	—	129.4
Other operating expenses	29.1	24.5
Operating income (loss)	19.5	(90.7)	(121.5)%
Interest expense	(43.2)	(34.9)
Foreign exchange and other income/(expense)	36.8	44.1
Income (loss) before tax	13.1	(81.5)	(116.0)%
Income tax expense	11.8	6.3
Losses from equity method investments	(0.1)	—
Net income (loss)	$1.2	($87.9)	(101.4)%

Basic income (loss) per share	$0.02	($1.64)
Diluted income (loss) per share	$0.02	($1.64)

Weighted average common shares outstanding:
Basic	53.8	53.5
Diluted	54.1	53.5

• Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Adjusted (1) Nine Months Ended September 30,
	2023	2022	% Change
Adjusted SG&A	$336.1	$301.5	11.5%
Adjusted R&D	136.1	123.3	10.3%
Adjusted operating income	121.3	98.4	23.3%
Adjusted net income	104.7	85.6	22.4%
Adjusted diluted earnings per share	$1.94	$1.58	22.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit	68.9%	70.1%	70.4%	70.0%
SG&A	45.6%	46.8%	39.8%	40.4%
R&D	17.5%	14.8%	16.1%	16.5%
Operating income (loss)	2.3%	(12.1)%	14.4%	13.2%
Net income (loss)	0.1%	(11.8)%	12.4%	11.5%
Income tax rate	90.1%	(7.8)%	9.1%	6.8%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2023	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Financing Transactions (C)	Contingent Consideration (D)	Certain Legal & Regulatory Costs (E)	Stock-based Compensation Costs (F)	Certain Tax Adjustments (G)	Certain Interest Adjustments (H)	Adjusted Financial Measures
Cost of sales	$84.3	$—	($3.7)	$—	$4.2	$—	($0.3)	$—	$—	$84.4
Gross profit percent	70.5%	—%	1.3%	—%	(1.5)%	—%	0.1%	—%	—%	70.5%
Selling, general and administrative	134.8	—	(2.9)	—	—	(7.9)	(9.3)	—	—	114.7
Selling, general and administrative as a percent of net revenue	47.1%	—%	(1.0)%	—%	—%	(2.8)%	(3.2)%	—%	—%	40.1%
Research and development	46.5	—	—	—	(1.4)	(1.0)	(2.2)	—	—	42.0
Research and development as a percent of net revenue	16.3%	—%	—%	—%	(0.5)%	(0.4)%	(0.8)%	—%	—%	14.7%
Other operating expense	16.0	(0.1)	—	—	—	(15.9)	—	—	—	—
Operating income	4.5	0.1	6.6	—	(2.8)	24.8	11.8	—	—	45.0
Operating margin percent	1.6%	—%	2.3%	—%	(1.0)%	8.7%	4.1%	—%	—%	15.7%
Income tax expense	5.3	0.1	0.4	—	—	0.9	0.1	(0.9)	(1.4)	4.6
Income tax rate	(268.4)%	88.7%	6.5%	—%	—%	3.6%	0.9%	N/A	(18.1)%	10.4%
Net (loss) income	(7.3)	—	6.1	(2.0)	(2.8)	23.9	11.7	0.9	8.9	39.5
Net (loss) income as a percent of net revenue	(2.6)%	—%	2.1%	(0.7)%	(1.0)%	8.4%	4.1%	0.3%	3.1%	13.8%
Diluted EPS	($0.14)	$—	$0.11	($0.04)	($0.05)	$0.44	$0.21	$0.02	$0.16	$0.73

GAAP results for the three months ended September 30, 2023 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(D)	Remeasurement of contingent consideration related to acquisitions
(E)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, the Saluggia site provision, Medical Device Regulation ("MDR") costs and costs related to the SNIA matter
(F)	Non-cash expenses associated with stock-based compensation costs
(G)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(H)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$81.7	$—	$—	($3.5)	$—	$—	($1.9)	$—	($0.3)	$—	$—	$76.0
Gross profit percent	67.7%	—%	—%	1.4%	—%	—%	0.7%	—%	0.1%	—%	—%	69.9%
Selling, general and administrative	114.6	—	—	(2.7)	—	—	—	(4.9)	(8.6)	—	—	98.5
Selling, general and administrative as a percent of net revenue	45.4%	—%	—%	(1.1)%	—%	—%	—%	(1.9)%	(3.4)%	—%	—%	39.0%
Research and development	35.7	—	—	—	—	—	7.9	(0.3)	(1.8)	—	—	41.5
Research and development as a percent of net revenue	14.1%	—%	—%	—%	—%	—%	3.1%	(0.1)%	(0.7)%	—%	—%	16.4%
Other operating expense	23.1	(0.2)	(4.1)	—	—	—	—	(18.8)	—	—	—	—
Operating (loss) income	(132.0)	0.2	4.1	6.2	129.4	—	(6.0)	23.9	10.8	—	—	36.6
Operating margin percent	(52.2)%	0.1%	1.6%	2.5%	51.2%	—%	(2.4)%	9.5%	4.3%	—%	—%	14.5%
Income tax expense	1.3	—	—	0.4	—	—	—	0.2	0.2	0.7	—	2.8
Income tax rate	(1.2)%	—%	1.2%	6.7%	—%	—%	—%	0.8%	1.4%	N/A	—%	8.3%
Net (loss) income	(107.3)	0.2	4.1	5.8	129.4	(37.9)	(6.0)	23.8	10.6	(0.7)	9.1	31.0
Net (loss) income as a percent of net revenue	(42.5)%	0.1%	1.6%	2.3%	51.2%	(15.0)%	(2.4)%	9.4%	4.2%	(0.3)%	3.6%	12.3%
Diluted EPS	($2.01)	$—	$0.08	$0.11	$2.40	($0.70)	($0.11)	$0.44	$0.20	($0.01)	$0.17	$0.58

GAAP results for the three months ended September 30, 2022 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Goodwill impairment associated with the Company's ACS business
(E)	Mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, and interest expense on the 2022 Bridge Loan and Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2023	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$262.3	$—	$—	($11.1)	$—	($0.4)	$—	($0.8)	$—	$—	$250.0
Gross profit percent	68.9%	—%	—%	1.3%	—%	0.1%	—%	0.1%	—%	—%	70.4%
Selling, general and administrative	384.8	—	—	(8.6)	—	—	(17.7)	(22.4)	—	—	336.1
Selling, general and administrative as a percent of net revenue	45.6%	—%	—%	(1.0)%	—%	—%	(2.1)%	(2.7)%	—%	—%	39.8%
Research and development	147.7	—	—	0.1	—	(4.1)	(2.7)	(4.9)	—	—	136.1
Research and development as a percent of net revenue	17.5%	—%	—%	—%	—%	(0.5)%	(0.3)%	(0.6)%	—%	—%	16.1%
Other operating expense	29.1	(0.1)	(1.1)	—	—	—	(28.0)	—	—	—	—
Operating income	19.5	0.1	1.1	19.6	—	4.5	48.5	28.1	—	—	121.3
Operating margin percent	2.3%	—%	0.1%	2.3%	—%	0.5%	5.7%	3.3%	—%	—%	14.4%
Income tax expense	11.8	—	0.1	1.3	—	—	1.4	0.3	(3.0)	(1.4)	10.5
Income tax rate	90.1%	17.1%	10.4%	6.6%	—%	—%	2.9%	1.0%	N/A	(6.2)%	9.1%
Net income	1.2	0.1	0.9	18.3	(21.7)	4.5	47.0	27.8	3.0	23.5	104.7
Net income as a percent of net revenue	0.1%	—%	0.1%	2.2%	(2.6)%	0.5%	5.6%	3.3%	0.4%	2.8%	12.4%
Diluted EPS	$0.02	$—	$0.02	$0.34	($0.40)	$0.08	$0.87	$0.51	$0.06	$0.43	$1.94

GAAP results for the nine months ended September 30, 2023 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, the Saluggia site provision, MDR costs and costs related to the SNIA matter
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
• Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$223.2	$—	$—	($10.9)	$—	$—	$12.6	$—	($1.2)	$—	$—	$223.7
Gross profit percent	70.1%	—%	—%	1.5%	—%	—%	(1.7)%	—%	0.2%	—%	—%	70.0%
Selling, general and administrative	349.6	—	—	(8.6)	—	—	—	(15.4)	(24.2)	—	—	301.5
Selling, general and administrative as a percent of net revenue	46.8%	—%	—%	(1.1)%	—%	—%	—%	(2.1)%	(3.2)%	—%	—%	40.4%
Research and development	110.9	—	—	0.2	—	—	20.8	(1.4)	(7.1)	—	—	123.3
Research and development as a percent of net revenue	14.8%	—%	—%	—%	—%	—%	2.8%	(0.2)%	(1.0)%	—%	—%	16.5%
Other operating expense	24.5	(0.5)	(4.6)	—	—	—	—	(19.5)	—	—	—	—
Operating (loss) income	(90.7)	0.5	4.6	19.3	129.4	—	(33.4)	36.2	32.5	—	—	98.4
Operating margin percent	(12.1)%	0.1%	0.6%	2.6%	17.3%	—%	(4.5)%	4.8%	4.4%	—%	—%	13.2%
Income tax expense	6.3	—	0.1	1.3	—	—	—	1.0	0.4	(2.7)	—	6.3
Income tax rate	(7.8)%	—%	1.5%	6.7%	—%	—%	—%	2.6%	1.1%	N/A	—%	6.8%
Net (loss) income	(87.9)	0.5	4.5	18.0	129.4	(40.5)	(33.4)	35.3	32.1	2.7	24.8	85.6
Net (loss) income as a percent of net revenue	(11.8)%	0.1%	0.6%	2.4%	17.3%	(5.4)%	(4.5)%	4.7%	4.3%	0.4%	3.3%	11.5%
Diluted EPS	($1.64)	$0.01	$0.08	$0.33	$2.39	($0.75)	($0.62)	$0.65	$0.59	$0.05	$0.46	$1.58

GAAP results for the nine months ended September 30, 2022 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Goodwill impairment associated with the Company's ACS business
(E)	Mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, and interest expense on the 2022 Bridge Loan
• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$233.9	$214.2
Restricted cash	298.8	301.4
Accounts receivable, net of allowance	189.9	183.1
Inventories	161.5	129.4
Prepaid and refundable taxes	25.5	31.7
Prepaid expenses and other current assets	44.2	26.3
Total Current Assets	953.9	886.1
Property, plant and equipment, net	149.3	147.2
Goodwill	767.1	768.8
Intangible assets, net	347.7	368.6
Operating lease assets	31.5	35.8
Investments	22.7	16.3
Deferred tax assets	1.5	1.4
Long-term derivative assets	43.7	54.4
Other assets	12.1	16.2
Total Assets	$2,329.4	$2,294.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$19.0	$23.4
Accounts payable	62.8	74.3
Accrued liabilities and other	89.7	81.5
Current litigation provision liability	26.7	29.5
Taxes payable	22.3	16.5
Accrued employee compensation and related benefits	74.9	72.2
Total Current Liabilities	295.4	297.4
Long-term debt obligations	568.2	518.1
Contingent consideration	89.8	85.3
Deferred tax liabilities	9.9	8.5
Long-term operating lease liabilities	25.2	29.5
Long-term employee compensation and related benefits	15.9	16.8
Long-term derivative liabilities	53.3	85.7
Other long-term liabilities	46.3	45.8
Total Liabilities	1,103.9	1,087.1
Total Stockholders’ Equity	1,225.5	1,207.6
Total Liabilities and Stockholders’ Equity	$2,329.4	$2,294.8

• Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Nine Months Ended September 30,
	2023	2022
Operating Activities:
Net income (loss)	$1.2	($87.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	28.1	32.5
Remeasurement of derivative instruments	(25.7)	(38.8)
Amortization	19.1	19.0
Depreciation	18.6	16.6
Amortization of debt issuance costs	14.2	16.4
Amortization of operating lease assets	7.3	7.1
Remeasurement of contingent consideration to fair value	4.5	(33.3)
Impairment of goodwill	—	129.4
Other	2.5	1.4
Changes in operating assets and liabilities:
Accounts receivable, net	(8.2)	(1.7)
Inventories	(33.0)	(22.6)
Other current and non-current assets	(3.0)	12.2
Accounts payable and accrued current and non-current liabilities	(8.1)	(5.4)
Taxes payable	6.3	(1.8)
Litigation provision liability	(2.9)	8.2
Net cash provided by operating activities	21.0	51.2
Investing Activities:
Purchases of property, plant and equipment	(22.1)	(17.4)
Purchase of investments	(6.6)	(0.9)
Acquisition, net of cash acquired	—	(8.9)
Other	0.4	(0.3)
Net cash used in investing activities	(28.2)	(27.5)
Financing Activities:
Proceeds from long-term debt obligations	50.0	507.5
Repayment of long-term debt obligations	(16.1)	(220.8)
Shares repurchased from employees for minimum tax withholding	(7.0)	(8.6)
Repayments of short-term borrowings (maturities greater than 90 days)	(1.9)	—
Proceeds from share issuances under ESPP	1.6	1.8
Proceeds from deferred consideration from sale of Heart Valves, net of working capital adjustments	—	4.6
Payment of debt issuance costs	—	(3.3)
Other	(0.2)	0.5
Net cash provided by financing activities	26.5	281.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.2)	(7.3)
Net increase in cash, cash equivalents and restricted cash	17.1	298.3
Cash, cash equivalents and restricted cash at beginning of period	515.6	208.0
Cash, cash equivalents and restricted cash at end of period	$532.7	$506.3

• Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2023	2022
GAAP diluted weighted average shares outstanding	54.0	53.5	53.5
Add effects of stock-based compensation instruments	0.3	0.4	0.6
Adjusted diluted weighted average shares outstanding (1)	54.3	53.9	54.1

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
•	Numbers may not add precisely due to rounding.